COHU RESTRUCTURING SUMMARY

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Cautionary Statement Regarding Forward-Looking Statements

Forward-Looking Statements:

Certain statements contained in this presentation may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, goals and financial benefit from restructuring activities; estimates regarding timing of realized benefits; estimates of severance and other termination benefits; and/or include words such as "may," "will," "should," "would," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend;" and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: new product investments and product enhancements which may not be commercially successful; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; recent erosion in mobile, automotive and industrial market sales; our ability to manage and deliver high quality products and services; failure of sole source contract manufacturer or our ability to manage third-party raw material, component and/or service providers; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; the semiconductor industry is intensely competitive, subject to rapid technological changes, and experiences consolidation of key customers for semiconductor test equipment; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; our relationships with customers may deteriorate; loss of key personnel; risks of using artificial intelligence within Cohu's product developments and business; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes, including related economic impacts; levels of debt; access to sufficient capital on reasonable or favorable terms; foreign operations and related currency fluctuations; required or desired accounting charges and the cost or effectiveness of accounting controls; instability of financial institutions where we maintain cash deposits and potential loss of uninsured cash deposits; significant goodwill and other intangibles as percentage of our total assets; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; risks associated with acquisitions, investments and divestitures such as integration and synergies; constraints related to corporate governance structures; share repurchases and related impacts; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory changes and including environmental or tax law changes; significant volatility in our stock price; the risk of cybersecurity breaches; enforcing or defending intellectual property claims or other litigation.

These and other risks and uncertainties are discussed more fully in Cohu's filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC's website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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RESTRUCTURING SUMMARY

CATEGORY	IMPACT
Overview	• Global restructuring program designed to improve profitability • No impact anticipated to product development activities
Actions	• Consolidation of European operations • Transition of operations in the U.S. and Europe into lower cost Asia based Cohu locations • 7% headcount reduction; approximately half from U.S. and Europe, and half from Asia

P&L Benefits	• Once fully implemented, quarterly cost savings expected to total $2M:
	  o $1M from manufacturing overhead
	  o $1M from operating expenses

Timing	• Forecasted P&L benefit from actions taken in Q1'25 through Q1'26:
	  o Q2'25 = 70% benefit
	  o Q3'25 = 80% benefit
	  o Q4'25 = 90% benefit
	  o 2026 = full benefit

Costs to Implement	• Approximately $6M to $7M for estimated severance and other termination benefits • Restructuring costs will be excluded from non-GAAP financial results

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NON-GAAP FINANCIAL MODEL UPDATE

	Before Restructuring	Restructuring Impact	After Restructuring *(when fully implemented)*
Quarterly Sales	$100M		$100M
Gross Margin(1)	~ 44%	100 bps	~ 45%
Operating Expenses(1)	~ $48M	($1M)	~ $47M
Break-Even Sales(1)	~ $108M	~ ($4M)	~ $104M

	Before Restructuring	Restructuring Impact	After Restructuring *(when fully implemented)*
Quarterly Sales	$130M		$130M
Gross Margin(1)	~ 46%	80 bps	~ 47%
Operating Expenses(1)	~ $50M	($1M)	~ $49M

(1) The quarterly gross margin, operating expenses and break-even sales are non-GAAP projections and exclude estimated pre-tax charges related to stock-based compensation of $0.3M (CoS) and $4.9M (Opex), and amortization of purchased intangibles of $9.8M (Opex). GAAP figures have not been provided at this time as the costs and expenses for these restructuring activities are not estimable at this time. These forward-looking figures do not reflect restructuring costs, acquisition-related costs, other manufacturing transition/severance costs, inventory step-up costs, or other non-operational or unusual items, which we are unable to predict without unreasonable efforts due to their inherent uncertainty, therefore, reconciliation of these figures to GAAP is not provided.

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